May 8, 2019 Fourth Quarter FY’19 Earnings Conference Call Daniel J. Crowley President & Chief Executive Officer James F. McCabe Jr. Senior Vice President & Chief Financial Officer

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often, but not always, identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “project”, “may”, “will”, “should”, “could”, or similar words suggesting future outcomes or outlooks. These forward-looking statements include, but are not limited to, statements of expectations of or assumptions about strategic actions, objectives, expectations, intentions, aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth and profitability and earnings results. These statements are based on the current projections, expectations and beliefs of Triumph’s management. These forward looking statements involve known and unknown risks, uncertainties and other factors which could cause actual results to differ materially from any expected future results, performance or achievements, including, but not limited to, competitive and cyclical factors relating to the aerospace industry, dependence on some of Triumph’s business from key customers, requirements of capital, uncertainties relating to the integration of acquired businesses, general economic conditions affecting Triumph’s business segments, product liabilities in excess of insurance, technological developments, limited availability of raw materials or skilled personnel, changes in governmental regulation and oversight and international hostilities and terrorism. Further information regarding the important factors that could cause actual results, performance or achievements to differ from those expressed in any forward looking statements can be found in Triumph’s reports filed with the SEC, including in the risk factors described in Triumph’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018. TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 2

Overview  Revenue up YOY 5% Full Year − Organic revenue flat Q4 and Full Year − TIS and TPS up organically for the fourth consecutive quarter  Adj. operating margins improved sequentially across all 3 segments  Completed actions de-risk portfolio and position TGI for FY20 and beyond  Issues full year FY20 Revenue, EPS and FCF guidance Delivered on FY 19 financial commitments TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 3

Sales Growth Drivers Q4 Full Year FY'18 $897M $3.2B Divestitures (58M) (104M) Global 7500 13M 228M Revenue Recognition 21M 54M Organic TIS 5% 7% Narrow body ramping 737, A320, 787, military platforms Organic TPS 1% 5% Accessory Components Organic TAS Primarily driven by lower business jet revenues (5%) (6%) FY'19 $869M $3.4B Core business units growing organically; Aerospace Structures de-risked TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 4

Organic Growth

Triumph Group

Competitive Wins	Customer	BU
Airframe Structure DROP Test	Military UAV	TAS
Aircraft Design Services	Aircraft OEM	TAS
Component MRO	European Airline	TPS
CFM-56 10-Year Inspection	APAC Airline	TPS
Type 26 Frigate RMVA	Score Marine	TIS
A320 PTU MRO	Major US Carrier	TPS

Follow-on Business	Customer	BU
Engine Components (Com/Mil)	Major Engine OEM	TIS
T700 Heat Exchangers	GE	TIS
NLG/MLG Retract Actuators	Collins Aerospace	TIS
A320 Engine Repairs	APAC Airlines (5)	TPS
Fleetwide Thrust Reversers	US Cargo Airline	TPS

Partnerships	Customer	BU
Thailand Aviation Talent Partnership	Thailand CATC	TPS
E2 Structural Production Agreement	ASTK	TAS

- TIS Book to Bill year-over-year: 1.1
- TGI Reportable Backlog: $3.8B
- Organic growth: 4%



Continuing focus on Military portfolio and Asian MRO expansion

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019 5

TGI Path to Value Update

Triumph Group

Facility Consolidations

- Anticipate **~44%** reduction in facilities from 74 to 40 since 2016
- **2** more consolidations near completion
- Reduced footprint by **~4 million** Sq. Ft.

Rightsizing Organization

- Ending headcount is expected to be **~10,000** in FY20 from **15,600** in FY16
- Leverage **Lean** and **Six Sigma programs** to improve efficiency

Portfolio Consolidation

- Reduce operating units from **47** to **10**, simplifying the structure
- Since FY16 divested over **~$560M** of sales from non-core operating business
- Transfer/transition cash burning programs to BBD (Global 7500), ASTK (E2) and IAI(G280) further de-risking the business

Strategic Partnerships

AVIALL A BOEING COMPANY
BOEING
AIRBUS
Honeywell
GE Aviation
Quickstep

Key Leadership Appointments

- New operational and functional senior leadership in place
- EVP's for Integrated Systems and Product Support in Q3

Supply Chain Improvements

- Supplier count reduced **20%**
- Reduced indirect spending **7%** and overall supply chain spend by **$85M** since FY17
- Reinvested savings into program efficiency

Turnaround activities positioning Triumph for future long-term success

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019

6

The Path to a Stronger Triumph...

Triumph Group

	FY2019 Mar As Rptd	Path to Value Actions	FY2019 PF Mar *
REVENUE GROWTH	TIS/TPS ~ 5% TAS ~ 6%	*Shrink to grow in core businesses*	TIS/TPS ~ 6% TAS ~ (3%)
CONTRACT MANUFACTURING %	~61%	*Shift toward higher IP and aftermarket product offerings*	~ 55%
Adj. EBITDAP MARGIN	~4%	*Leaner model; increased profits*	~ 7%
BACKLOG GROWTH	~(16%)	*Increased; profitable backlog*	~ 4%

$2.8B
TGI ANNUAL REVENUE*

PRODUCT SUPPORT
$0.3B PF FY19 Sales
~18% FY19 EBITDAP Margin
FY21 ~21% EBITDAP Margin

- Accessory Component Repair
- Interior Refurbishment
- Structural Component Repair
- Fuel System Services

INTEGRATED SYSTEMS
$1.0B PF FY19 Sales
~15% FY19 EBITDAP Margin
FY21 ~19% EBITDAP Margin

- Electro-Mechanical Actuation
- Fluid Power
- Mechanical Actuation
- Fuel Systems
- Gear Systems

AEROSPACE STRUCTURES
$1.5B PF FY19 Sales
~5% FY19 EBITDAP Margin
FY21 ~10% EBITDAP Margin

- Composite Components
- Interiors
- Military Structures
- Commercial Structures

** Proforma represents divestitures completed as of 4/1/18 FY19. See appendix for details.*

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019 7

...Focused on our Core

Triumph Group

	FY2019 PF Mar *		FY2019 Core PF Mar *
REVENUE GROWTH	TIS/TPS ~ 6% TAS ~ (3%)	Aerospace Structures Strategic Alternatives Review	CORE ~ 6%
CONTRACT MANUFACTURING %	~55%		~43%
Adj. EBITDAP MARGIN	~7%		~10%
BACKLOG GROWTH	~4%		~5%

$1.6B

TGI ANNUAL REVENUE*

PRODUCT SUPPORT

$0.3B PF FY19 Sales
~18% FY19 EBITDAP Margin
FY21 ~21% EBITDAP Margin

- Accessory Component Repair
- Interior Refurbishment
- Structural Component Repair
- Fuel System Services

INTEGRATED SYSTEMS

$1.0B PF FY19 Sales
~15% FY19 EBITDAP Margin
FY21 ~19% EBITDAP Margin

- Electro-Mechanical Actuation
- Fluid Power
- Mechanical Actuation
- Fuel Systems
- Gear Systems

INTERIOR SYSTEMS

$0.3B PF FY19 Sales
~13% EBITDAP FY19 Margin
FY21 ~15% EBITDAP Margin

- Insulation Blankets
- Ducting
- Floor Panels
- Composite Interior Components

** Proforma represents divestitures completed as of 4/1/18 FY19. Proforma core represents Integrated Systems, Product Support and Interiors businesses.. See appendix for details.*

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019

8

Consolidated Quarterly Results ($ in millions) FY’19 Q4 FY’18 Q4  Organic sales flat Net Sales $869 $897 − Increase in TIS and TPS offset by TAS  FY19 Q4 Adjusted operating income excludes: Operating Loss (189) (310) − $217 Loss on Divestitures − $23M Forward Loss Charges Operating Margin (22)% (35)% − $13M Restructuring Costs  FY18 Q4 Adjusted operating income excludes: Adjusted Operating Income $64 $52 − $345M Goodwill Impairment Charge − $10M Loss on Divestitures Adjusted Operating Margin 7% 6% − $7M Restructuring Costs Portfolio actions have enhanced our operating results TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 9

Consolidated Full Year Results • Organic sales flat ($ in millions) FY’19 FY’18 − Increased TIS 7% and TPS 5% offset by TAS Net Sales $3,365 $3,199 • FY19 Adjusted operating income excludes: − $235M Loss on Divestitures Operating Loss (275) (466) − $87M Goodwill Impairment Charge − $87M Forward Loss Charges − $31M Restructuring Costs Operating Margin (8)% (15)% • FY18 Adjusted operating income excludes: − $535M Goodwill Impairment Charge Adjusted Operating Income $166 $143 − $31M Loss on Divestitures − $43M Restructuring Costs Adjusted Operating Margin 5% 4% Growing core revenue – addressed loss-making programs TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 10

Integrated Systems

Triumph Group



Boeing MQ-25

Highlights

- YTD Book to Bill of 1.1:1
- Started detailed development work with Boeing on MQ-25 products to be delivered in 2020
- Maryland consolidation completed in 4Q'19

Year Over Year Comparison



Net Sales ($ in M)
$ Millions
350
300
250
200
150
100
50
0
$289
$275
FY'19 Q4
FY'18 Q4



Operating Margin (%)
%
25
20
15
10
5
0
15%
20%
FY'19 Q4
FY'18 Q4

Financial

- Net sales increase included:
  - Organic growth ~5% driven by OE volumes in A320, 737 and 787
- Operating margin decline versus prior year driven by sales mix shift versus prior year, severance costs, investment in military development program work and costs relating to ongoing consolidation
- Program investment, severance and consolidation costs impact on margin was 270 bps
- Sequential margin improved 100 bps

Growing topline – investments and restructuring will benefit FY20 margins

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019 11

Product Support

Triumph Group


AIRBUS

Triumph Group to Partner with Thailand's CATC to Foster Aviation Training Development

Highlights

- Completed portfolio restructuring activities
  - Sale of NAAS business
  - Consolidation of Interior product line facilities
- Executed MOU with Thailand's Civil Aviation Training Center to foster aviation training in Southeast Asia
- Awarded as key supplier of thrust reversers and actuation for major US based freight carrier

Year Over Year Comparison


Net Sales ($ in M)
$ Millions
100
80
60
40
20
0
$74
$79
FY'19 Q4
FY'18 Q4


Operating Margin (%)
%
20
15
10
5
0
17%
17%
FY'19 Q4
FY'18 Q4

Financial

- Net sales change included:
  - Organic growth up 1% due to US decline ~1%, Asia up 4.5% on higher sales from key customers and on-site service repair
- Operating margin comparable, excluding restructuring costs achieved 20% on lower SG&A costs, improved product mix and cost reduction activities

Partnering to Expand Global Reach

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019

12

Aerospace Structures Year Over Year Comparison Bell 525 Highlights • Completed key strategic transformation actions Financial − Transferred Global 7500 program • Net sales decrease − Completed divestiture of Machining and Fabrication − Organic decline of (5%) due to lower business jet revenue • Strengthened Backlog • Margins impacted by net unfavorable cumulative catch-up adjustments on long term contracts of ($11M), primarily ($27M) − Executed agreement with IAI for G280 program exit on G280 and partially by $4M on E2 Jet and severance costs − Executed agreement to assign E2 contract to ASTK − Adjusting for the above identified cumulative catch-ups and − Achieved contract value increase on Bell 525 program severance Adjusted Operating Margin is 5% Well positioned to compete in FY20 TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 13

Free Cash Flow Walk Consolidated ($ in millions) FY’19 Q4 FY’19 Full Year Net loss $ (207) $ (330) Cash Drivers Non-cash items: Depreciation & Amortization 36 150  Restructuring used $10M in Q4, $28M FY19 Interest Expense & Other 29 115  FY19 Net working capital growth of $197M driven by: Amortization of Acquired Contracts (19) (67) Loss on divestitures 217 235 − Cash use on Global 7500 of $230M YTD Adoption of ASU 2017-07 (Pension Acctg.) -- 87 Pension Income (13) (47) OPEB Income (2) (10) Income Tax (benefit) Expense (1) 2 Cash uses: Working Capital Change 26 (197) See Appendix for reconciliation of cash used in operations to free cash use Interest Payments (37) (100) Capital Expenditures (12) (47) OPEB Payments (6) (15) Tax Refunds, net (4) 3 Free Cash flow/(Use) $ 7 $ (221) Positive free cash flow in Q4 FY19 TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 14

Net Debt & Liquidity ($ in millions) FY’19 Q4 Cash $ (93)  Cash and Availability ~ $547M $750M Revolving Credit Facility 215  Senior Secured Leverage Ratio ~1.12x vs. 3.5x $125M Receivable Securitization Facility 81  Capital Leases 31 Interest Coverage Ratio ~ 2.70x vs. 2.25x  2013 Senior Notes Due 2021 375 Proceeds of recent announced divestitures are reflected 2014 Senior Notes Due 2022 300 2017 Senior Notes Due 2025 500 Net Debt $ 1,409 Sufficient liquidity & covenant compliant TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 15

FY’20 Guidance TGI Guidance Revenue $2.8B – $2.9B EPS* $2.35 – $2.95 FCF $0M – $50M Capex $50M - $60M Effective Tax Rate** ~21% * Includes pension income **Represents the normalized tax rate which has the potential to be reduced through partial release of the valuation allowance Business is more focused with core growth improved margins and FCF TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 16

FY’20 Cash Flow Guidance TGI Guidance Cash from operations $50M – $110M Capex $50M - $60M FCF $0M – $50M Advance Liquidations ($80M) See Appendix for reconciliation of cash used in operations to free cash use De-risked portfolio fuels performance TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 17

Concluding Remarks • Delivered on FY'19 commitments • Guiding positive Free Cash Flow in FY'20 • Restructuring in FY'16 - 19 sets foundation for EPS growth in FY'20 - 22 TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 18

Our Vision Our Mission Our Values We aspire to be the premier design, As One Team, we partner with our Integrity manufacturing and support company customers to triumph over the hardest Continuous Improvement whose comprehensive capabilities, aerospace, defense and industrial integrated processes and innovative challenges, enabling us to deliver value Teamwork employees advance the safety and to our shareholders. Innovation prosperity of the world. Act with Velocity TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 19

Appendix TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 20

Top Programs Integrated Systems Aerospace Structures Boeing 737 Gulfstream Airbus A320, A321 Boeing 767, Tanker Boeing 787 Boeing 747 Boeing AH-64 Boeing 787 Sikorsky UH60 Boeing 737 Boeing CH-47 Boeing 777 Sikorsky CH53 Airbus A330, A340 Boeing V-22 Airbus A350 Lockheed Martin C-130 NG Global Hawk Boeing 777 Boeing V-22 Represents 72% of Represents 96% of Integrated Systems backlog Aerospace Structures backlog TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 21

Supplemental Data Pension/OPEB Analysis ($ in millions) FY’19 FY’20 Pension Expense (Income) ^ ≈ ($51) ≈ ($45) Cash Pension Contribution ≈ $5 ≈ $2 OPEB Expense (Income) ^ ≈ ($10) ≈ ($11) Cash OPEB Contribution ≈ $12 ≈ $11 ^ Excludes impact from one-time adjustments such as curtailments, settlements or special termination benefits. TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 22

Non-GAAP Disclosure

Triumph Group

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measures Disclosures

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations diluted per share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended March 31, 2019		
	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations- GAAP	$ (207,777)	$ (199,612)	$ (4.01)
Adjustments:			
Loss on divestitures	217,464	217,464	4.37
Curtailment & settlement, net	4,165	4,165	0.08
E2 Jet program forward loss reduction	(3,700)	(3,700)	(0.07)
G280 program forward loss charge	26,548	26,548	0.53
Restructuring costs	12,892	12,892	0.26
Adjusted Income from Continuing Operations- non-GAAP	$ 49,592	$ 57,757	$ 1.15

	Twelve Months Ended March 31, 2019		
	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations- GAAP	$ (327,193)	$ (321,767)	$ (6.47)
Adjustments:			
Adoption of ASU 2017-07	87,241	87,241	1.76
Loss on divestitures	235,301	235,301	4.73
Curtailment & settlement, net	4,165	4,165	0.08
Global 7500 forward loss charge	60,424	60,424	1.21
E2 Jet program forward loss charge	5,462	5,462	0.11
G280 program forward loss charge	29,064	29,064	0.58
Reduction of prior Gulfstream forward loss	(7,624)	(7,624)	(0.15)
Restructuring costs	31,098	31,098	0.62
Refinancing costs	1,281	1,281	0.03
Adjusted Income from Continuing Operations- non-GAAP	$ 119,219	$ 124,645	$ 2.49

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019

23

Non-GAAP Disclosure

Triumph Group

FINANCIAL DATA (UNAUDITED)
TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measures Disclosures

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations diluted per share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended March 31, 2018		
	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations- GAAP	$ (307,173)	$ (304,830)	$ (6.16)
Adjustments:			
Goodwill Impairment	345,000	341,970	6.91
Loss on divestitures	10,370	10,370	0.21
Curtailment & settlement, net	(11,146)	(8,694)	(0.17)
Restructuring costs (non-cash)	467	364	0.01
Restructuring costs (cash)	6,319	4,929	0.10
Adjusted Income from Continuing Operations- non-GAAP	$ 43,837	$ 44,109	$ 0.89 *

	Twelve Months Ended March 31, 2018		
	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations- GAAP	$ (461,848)	$ (425,391)	$ (8.60)
Adjustments:			
Goodwill Impairment	535,227	523,510	10.59
Loss on divestitures	30,741	30,741	0.62
Curtailment & settlement, net	(25,722)	(17,491)	(0.35)
Refinancing costs	1,986	1,350	0.03
Restructuring costs (non-cash)	3,005	2,043	0.04
Restructuring costs (cash)	40,069	27,247	0.55
Estimated impact of Tax Reform	0	(22,398)	(0.45)
Adjusted Income from Continuing Operations- non-GAAP	$ 123,458	$ 119,611	$ 2.41 *

* Difference due to rounding.

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019

24

Non-GAAP Disclosure FINANCIAL DATA (UNAUDITED) TRIUMPH GROUP, INC. AND SUBSIDIARIES (dollars in thousands) The following table reconciles our Operating income to Adjusted Operating income as noted on previous slides Three Months Ended Twelve Months Ended March 31, 2019 March 31, 2018 March 31, 2019 March 31, 2018 Operating Loss - GAAP $ (189,197) $ (310,437) $ (274,679) $ (465,640) Adjustments: Goodwill & tradename impairments - 345,000 87,241 535,227 Restructuring costs (non-cash) - 467 - 3,005 Restructuring costs (cash) 12,892 6,319 31,098 40,069 Loss on divestitures 217,464 10,370 235,301 30,741 Forward loss charges, net 22,848 - 87,326 - Adjusted Operating Income-non-GAAP $ 64,007 $ 51,719 $ 166,287 $ 143,402 TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 25

Non-GAAP Disclosure (Continued) FINANCIAL DATA (UNAUDITED) TRIUMPH GROUP, INC. AND SUBSIDIARIES (dollars in thousands) Non-GAAP Financial Measures Disclosures (continued) Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow. Three Months Ended Twelve Months Ended March 31, March 31, 2019 2019 2018 Cash flow from operations $ 18,812 $ (174,325) $ (288,894) Less: Capital expenditures (12,276) (47,099) (42,050) Free cash flow $ 6,536 $ (221,424) $ (330,944) The Company provides cash flow guidance on non-GAAP basis adjusting capital expenditures from cash from operations to arrive at free cash flow. The following table reconciles cash from operations on a GAAP basis to free cash flow guidance. FY 20 Cash Flow Guidance Range Cash flow from operations $50,000 - $110,000 Less: Capital expenditures $50,000 - $60,000 Free cash flow $0 - $50,000 We use "Net Debt to Capital" as a measure of financial leverage. The following table sets forth the computation of Net Debt to Capital: March 31, March 31, 2019 2018 Calculation of Net Debt Current portion $ 8,201 $ 16,527 Long-term debt 1,480,620 1,421,757 Total debt 1,488,821 1,438,284 Plus: Deferred debt issuance costs 13,170 11,752 Less: Cash (92,807) (35,819) Net debt $ 1,409,184 $ 1,414,217 Calculation of Capital Net debt $ 1,409,184 $ 1,414,217 Stockholders' (deficit) equity (573,312) 450,534 Total capital $ 835,872 $ 1,864,751 Percent of net debt to capital 168.6% 75.8% TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 26

Non-GAAP Disclosure The following includes a discussion of our consolidated and business segment results of operations. The Company’s diverse structure and customer base do not allow for precise comparisons of the impact of price and volume changes to our results. However, we have disclosed the significant variances between the respective periods. Non-GAAP Financial Measures We prepare and publicly release quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public filings and earning releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our income from continuing operations before interest, income taxes, amortization of acquired contract liabilities, legal settlements, depreciation and amortization; and Adjusted EBITDAP, which is Adjusted EBITDA, before pension. We disclose Adjusted EBITDA on a consolidated and Adjusted EBITDAP on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations with our previously reported results of operations. We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the U.S. GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income (loss) the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as a substitute for any U.S. GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income (loss) set forth below, in our earnings releases and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP. Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our income from continuing operations has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of non-cash charges, such as depreciation and amortization, and non-operating items, such as interest, income taxes, pension and other postretirement benefits, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide financial measures by which to compare our operating performance against that of other companies in our industry. TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 27

Non-GAAP Disclosure Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using these non-GAAP financial measures as compared to net income (loss) or income from continuing operations: • Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations. • Legal settlements may be useful for investors to consider because it reflects gains or losses from disputes with third parties. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations. • Non-service defined benefit income from our pension and other postretirement benefit plans (inclusive of the adoption of ASU 2017-07) may be useful for investors to consider because they represent the cost of post retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations. • Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations. • Amortization expense (including intangible asset impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure. • Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure. • The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business. • Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business. Management compensates for the above-described limitations of using non-GAAP measures only to supplement our U.S. GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business. The unaudited pro forma condensed financial data for the fiscal year ended March 31, 2019 assumes that the completed transition of the Global 7500 Program, as well as the combined effect of the fiscal 2019 divestitures all took place on April 1, 2018. Triumph’s unaudited consolidated statements of operations for the fiscal year ended March 31, 2019 have been adjusted to remove the financial results of the Global 7500 Program, as well as the combined financial results of the fiscal 2019 divestitures. TRIUMPH GROUP / Q4 FY’19 / MAY 8, 2019 28

Non-GAAP Disclosure

Triumph Group

($ in millions)	Fiscal year ended March 31, 2019 (Unaudited)	Completed Divestitures	Fiscal year ended March 31, 2019 Pro Forma	Non-core Operations	Fiscal year ended March 31, 2019 Core Operations
Integrated Systems	$ 1,043	$ -	$ 1,043	$ -	$ 1,043
Aerospace Structures	2,062	529	1,533	1,214	319
Product Support	284	31	253	-	253
Eliminations	(24)	-	(24)	-	(24)
Net Sales	3,365	560	2,805	1,214	1,591
Integrated Systems	$ 158	$ -	$ 158	$ -	$ 158
Aerospace Structures	(152)	(92)	(60)	(96)	35
Product Support	43	2	42	-	42
Corporate	(323)	(235)	(88)	-	(88)
Operating Income	(275)	(325)	51	(96)	146
Integrated Systems	$ 29	$ -	$ 29	$ -	$ 29
Aerospace Structures	111	18	94	82	11
Product Support	6	1	5	-	5
Corporate	3	-	3	-	3
Depreciation & Amortization	150	19	131	82	48
Integrated Systems	$ (34)	$ -	$ (34)	$ -	$ (34)
Aerospace Structures	(33)	-	(33)	(33)	-
Amortization of acquired contract liabilities	(67)	-	(67)	(33)	(34)
Other EBITDAP Adjustments					
Loss on divestitures (1)	$ 235	$ 235	$ -	$ -	$ -
Adoption of ASU 2017-07 (2)	87	18	70	(70)	139
Integrated Systems	$ 153	$ -	$ 153	$ -	$ 153
Aerospace Structures	13	(57)	70	(116)	186
Product Support	50	3	46	-	46
Corporate	(85)	-	(85)	-	(85)
Adjusted EBITDAP	130	(53)	184	(116)	300
Cash flow used in (provided by) operations	$ (174)	$ (234)	$ 60	$ (64)	$ 124
Capital expenditures	(47)	(3)	(44)	(24)	(20)
Free cash flow (use)	$ (221)	$ (237)	$ 16	$ (87)	$ 104

Notes>
All amounts are unaudited
(1) Adjustment included in Corporate results
(2) Adjustment included in Aerospace Structures results

TRIUMPH GROUP / Q4 FY'19 / MAY 8, 2019

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